UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2018

CONNECTURE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36778 (Commission File Number)	58-2488736 (I.R.S. Employer Identification No.)

18500 West Corporate Drive, Suite 250

Brookfield, Wisconsin 53045

(Address of principal executive offices, including zip code)

(262) 432-8282

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introduction

On April 25, 2018, FP Healthcare Merger Sub Corporation, a Delaware corporation (“Merger Sub”) and an indirect subsidiary of FP Healthcare Holdings, Inc., a Delaware corporation (“Parent”), completed its merger (the “Merger”) with and into Connecture, Inc., a Delaware corporation (the “Company”), pursuant to the terms of the Agreement and Plan of Merger, dated as of January 4, 2018 (the “Merger Agreement”), by and among Parent, Merger Sub and the Company. The Company was the surviving corporation in the Merger and, as a result, is now a wholly owned subsidiary of Parent. Parent and Merger Subsidiary are owned by affiliates of the private equity investment firm Francisco Partners (“FP”).

Item 1.01. Entry into a Material Definitive Agreement.

On April 25, 2018, FP Healthcare Intermediate, LLC, Merger Sub, the Company, and certain of its subsidiaries entered into a Credit Agreement with PNC Bank, National Association (the “Administrative Agent”), and the other lenders party thereto (the “Credit Agreement”). The Credit Agreement provides for the following loan facilities: (i) a five-year $42,000,000 senior secured term loan facility and (ii) a five-year $5,000,000 senior secured revolving credit facility.

At the Company’s option, borrowings under the Credit Agreement will bear interest at a rate equal to (a) LIBOR (subject to certain adjustments) plus an applicable margin which varies from 4.50% to 5.50% (depending on the Company’s consolidated total leverage ratio) or (b) an alternate base rate that is equal to the greatest of: (i) the base commercial lending rate of the Administrative Agent as in effect from time to time, (ii) the sum of the federal funds open rate in effect on such day plus 0.50%, and (iii) the sum of the daily LIBOR rate (subject to certain adjustments) plus 1.00% plus an applicable margin which varies from 3.50% to 4.50% (depending on the Company’s consolidated total leverage ratio).

The term loan was fully funded at the closing of the Credit Agreement and the Company is required to make consecutive quarterly principal payments commencing on June 30, 2018. The Credit Agreement includes covenants requiring the Company to maintain certain financial ratios. The Company used the proceeds of the term loan to (i) fund a portion of the consideration for the Merger, (ii) refinance prior debt, (iii) pay fees, premiums, expenses and other transaction costs and (iv) provide for ongoing working capital needs and other general corporate purposes (including permitted acquisitions). The company may use proceeds of loans under the revolving credit facility for working capital and other general corporate purposes (including permitted acquisitions).

Item 1.02. Termination of a Material Definitive Agreement.

Concurrently with the consummation of the Merger, the Company repaid in full all amounts outstanding pursuant to, and terminated, the Amended and Restated Credit Agreement, dated as of June 8, 2016 (as amended from time to time), by and among the Company and DestinationRx, Inc., as borrowers, the lenders party thereto, and Wells Fargo Bank, National Association, as agent for the lenders.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction to this Current Report on Form 8-K (the “Introduction”) is incorporated into this Item 2.01 by reference. Capitalized terms not otherwise defined have the meanings set forth in the Merger Agreement.

At the Effective Time of the Merger, each share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) issued and outstanding as of immediately prior to the Effective Time, other than shares held by Francisco Partners IV, L.P. and Francisco Partners IV-A, L.P. (together, the “FP Investors”) and Chrysalis Ventures II, L.P. and certain of their affiliates (collectively, the “Rollover Investors”), was canceled and ceased to exist and was automatically converted into the right to receive cash in an amount equal to $0.35, without interest (the “Per Share Price”). The Rollover Investors have contributed shares of Company Common Stock, Series A Preferred Stock of the Company (the “Series A Preferred Stock”) and Series B Preferred Stock of the Company (the “Series B Preferred Stock”) to Parent pursuant to a Rollover Agreement that the Rollover Investors entered into on January 4, 2018 (the “Rollover Agreement”). At the Effective Time, the shares of Company Common Stock, Series A Preferred Stock and Series B Preferred Stock contributed by the Rollover Investors to Parent were canceled and ceased to exist and no consideration was paid in respect of such shares.

The description of the Merger and the Rollover Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and the Rollover Agreement, respectively, which were filed by the Company as Exhibits 2.1 and 99.2, respectively, to the Company’s Current Report on Form 8-K filed on January 4, 2018.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth under in Item 1.01 is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introduction and under Item 2.01 is incorporated herein by reference.

Pursuant to the Merger Agreement and in connection with the consummation of the Merger, each outstanding share of Common Stock (except as described in Item 2.01 hereof) was converted into the right to receive the Per Share Price.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introduction and under Item 2.01 is incorporated herein by reference.

As a result of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent. Before the Merger, the FP Investors owned approximately 58% of the total number of outstanding shares of capital stock of the Company (on an as-converted basis). The total amount of funds used to complete the Merger and the related transactions and pay related fees and expenses was approximately $52.1 million, which was funded by equity financing from affiliates of FP of approximately $8.9 million and borrowings under the Credit Agreement term loan facility.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 2.01 is incorporated herein by reference.

Effective upon completion of the Merger, Leonid Rozkin became a director of the Company. David A. Jones, Jr., Kraig McEwen, Ezra Perlman and Jeffery A. Surges, who were directors of the Company immediately before the Merger, will continue to be directors of the Company. As a result of the Merger, A. John Ansay, Vickie L. Capps, Paul Kusserow and Russell S. Thomas ceased to be directors of the Company.

The officers of the Company immediately before the effective time of the Merger continued as officers of the Company following the Merger.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introduction and under Item 2.01 is incorporated herein by reference.

Effective upon completion of the Merger, the certificate of incorporation of the Company, as in effect immediately prior to the Merger, was amended and restated to be in the form of the certificate of incorporation attached as Exhibit 3.1, which is incorporated herein by reference. Concurrently, the bylaws of the Company were amended and restated to be in the form attached as Exhibit 3.2, which is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 24, 2018, at 9:00 a.m. Central time, the Company held a special meeting of stockholders (the “Special Meeting”) to consider and vote on the following proposals (each of which is described in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on April 2, 2018): (i) a proposal (the “Merger Proposal”) to adopt the Merger Agreement; (ii) a proposal (the “Adjournment Proposal”) to adjourn the Special Meeting, if necessary and for a minimum period of time reasonable under the circumstances, to ensure that any necessary supplement or amendment to the proxy statement is provided to Company stockholders a reasonable amount of time in advance of the Special Meeting, or to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal; and (iii) a proposal (the “Compensation Proposal”) to approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the Merger.

There were 23,255,102 shares of Company Common Stock, 52,000 shares of Series A Preferred Stock and 17,500 shares of Series B Preferred Stock (which preferred stock was collectively convertible into a total of 25,820,613 shares of Company Common Stock for an aggregate of 49,075,715 shares of Company Common Stock) issued and outstanding on the record date and entitled to vote at the Special Meeting, and 41,909,955 shares of Company Common Stock (on an as-converted basis) were represented in person or by proxy at the Special Meeting, which constituted a quorum to conduct business at the Special Meeting. The items voted upon at the Special Meeting and the final voting results for each proposal were as follows:

1.    Merger Proposal

Votes For	Votes Against	Abstentions
35,990,479	5,919,476	0

2.    Adjournment Proposal

Votes For	Votes Against	Abstentions
35,985,514	5,918,441	6,000

3.    Compensation Proposal

Votes For	Votes Against	Abstentions
35,984,254	5,925,699	2

No other business properly came before the Special Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Connecture, Inc.

3.2	Amended and Restated Bylaws of Connecture, Inc.

10.1	Credit Agreement, dated April 25, 2018, by and among FP Healthcare Intermediate, LLC, Connecture, Inc., FP Healthcare Merger Sub Corporation, the other borrowers party thereto, PNC Bank, National Association, as Administrative Agent, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTURE, INC.

Date: April 25, 2018	/s/ Brian D. Lindstrom
Brian D. Lindstrom Chief Financial Officer and Secretary